Exhibit 4.20

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of April 22, 2014 (this “Supplemental Indenture”), among NGL Energy Partners LP, a Delaware limited partnership (“NGL LP”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with NGL LP, the “Issuers”), NGL Crude Transportation, LLC, a Colorado limited liability company and a subsidiary of NGL LP (the “Guaranteeing Subsidiary”), the other Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and certain subsidiaries of NGL LP have heretofore executed and delivered to the Trustee an indenture, dated as of October 16, 2013 (the “Original Indenture”), providing for the issuance by the Issuers of 6.875% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Issuers and certain subsidiaries of NGL LP have heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of December 2, 2013 (the “First Supplemental Indenture”), pursuant to which certain subsidiaries of NGL LP became Guarantors;

WHEREAS, the Original Indenture as amended and supplemented by the First Supplemental Indenture is referred to herein as the “Indenture”;

WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                      EXECUTION AND DELIVERY.  The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of any Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, or any Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.                                      NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

NGL CRUDE TRANSPORTATION, LLC

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

ISSUERS:

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings, LLC,
its general partner

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

NGL ENERGY FINANCE CORP.

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Senior Vice President, Chief Financial Officer and Secretary

EXISTING GUARANTORS:

NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
(f/k/a NGL Supply, LLC)
HICKSGAS, LLC
NGL PROPANE, LLC
(f/k/a NGL Supply Retail, LLC)
NGL SUPPLY WHOLESALE, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
OSTERMAN PROPANE, LLC
NGL-NE REAL ESTATE, LLC
NGL-MA REAL ESTATE, LLC
NGL-MA, LLC

(Signature Page to Second Supplemental Indenture)

NGL CRUDE LOGISTICS, LLC
(f/k/a Gavilon, LLC)
NGL ENERGY HOLDINGS II, LLC
(f/k/a Gavilon Energy Holdings II, LLC)
NGL ENERGY LOGISTICS, LLC
(f/k/a Gavilon Energy Logistics, LLC)
NGL CRUDE TERMINALS, LLC
(f/k/a Gavilon Midstream Energy, LLC)
NGL CRUDE CUSHING, LLC
(f/k/a Gavilon Oil Tanks and Terminals, LLC)
NGL CRUDE PIPELINES, LLC
(f/k/a Gavilon Pipeline and Storage, LLC)
NGL SHIPPING AND TRADING, LLC
(f/k/a Gavilon Shipping and Trading, LLC)
GREENSBURG OILFIELD, LLC
ANTICLINE DISPOSAL, LLC
HIGH SIERRA ENERGY MARKETING, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
HIGH SIERRA TRANSPORTATION, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
NGL WATER SOLUTIONS DJ, LLC
(f/k/a High Sierra Water Services, LLC)
ANDREWS OIL BUYERS, INC.
NGL MARINE, LLC
(f/k/a Third Coast Towing, LLC)
NGL WATER SOLUTIONS EAGLE FORD, LLC
(f/k/a High Sierra Water-Eagle Ford, LLC)
PETRO SOURCE TERMINALS, LLC
MIDSTREAM OPERATIONS, LLC
HIGH SIERRA SERTCO, LLC
HIGH SIERRA ENERGY OPERATING, LLC
HIGH SIERRA COMPRESSION, LLC
NGL WATER SOLUTIONS, LLC
(f/k/a High Sierra Water Holdings, LLC)
NGL CRUDE CANADA HOLDINGS, LLC
(f/k/a High Sierra Canada Holdings, LLC)
NGL WATER SOLUTIONS PERMIAN, LLC
(f/k/a High Sierra Water Permian, LLC)
LOTUS OILFIELD SERVICES, L.L.C.

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

(Signature Page to Second Supplemental Indenture - Continued)

HIGH SIERRA ENERGY LP

By:	High Sierra Energy GP, LLC,
its general partner

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer

(Signature Page to Second Supplemental Indenture - Continued)

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Israel Lugo
Name: Israel Lugo
Title: Vice President

(Signature Page to Second Supplemental Indenture)